                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nash Finch Company of our report dated February 24, 1999, included in the 1998 Annual Report to Shareholders of Nash Finch Company.

Our audits also included the financial statement schedule of Nash Finch Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein insofar as such information relates to the periods covered by our report.

We also consent to the incorporation by reference in the Registration Statement No. 33-54487 pertaining to the 1994 Stock Incentive Plan of Nash Finch Company, Registration Statement No. 33-64313 pertaining to the 1995 Director Stock Option Plan of Nash Finch Company, and Registration Statement No. 333-27563 pertaining to the 1997 Non-Employee Director Stock Compensation Plan all on Form S-8 of our report dated February 24, 1999 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Nash Finch Company for the year ended January 2, 1999.



/s/ Ernst & Young LLP
----------------------------------

Minneapolis, Minnesota
March 31, 1999